Exhibit 5.1

Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP

August 19, 2010

Moody’s Corporation

7 World Trade Center at 250 Greenwich Street

New York, New York 10007

Re: Moody’s Corporation – 5.50% Senior Notes due 2020

Ladies and Gentlemen:

We have acted as special counsel to Moody’s Corporation, a Delaware corporation (the “Company”), in connection with the Underwriting Agreement, dated August 16, 2010 (the “Underwriting Agreement”), between Goldman, Sachs & Co. and J.P. Morgan Securities Inc., as representatives of the several Underwriters named therein (the “Underwriters”), and the Company, relating to the sale by the Company to the Underwriters of $500,000,000 aggregate principal amount of the Company’s 5.50% Senior Notes due 2020 (the “Notes”) to be issued under the Indenture, dated as of August 19, 2010 (the “Base Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of August 19, 2010 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Act”).

In rendering the opinion set forth herein, we have examined and relied on originals or copies of the following:

(a) the registration statement on Form S-3 (File No. 333-168453) of the Company relating to the Notes and other securities of the Company filed with the Securities and Exchange Commission (the “Commission”) on August 2, 2010 under the Act, allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Act (the “Rules and Regulations”), including information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”);

(b) the prospectus, dated August 2, 2010, which forms a part of and is included in the Registration Statement;

Moody’s Corporation

August 19, 2010

(c) the preliminary prospectus supplement, dated August 16, 2010, relating to the offering of the Notes in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(d) the term sheet containing the final terms of the Notes, dated August 16, 2010, as filed with the Commission pursuant to Rule 433 of the Rules and Regulations;

(e) the prospectus supplement, dated August 16, 2010, relating to the offering of the Notes, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(f) an executed copy of the Underwriting Agreement;

(g) an executed copy of the Base Indenture;

(h) an executed copy of the First Supplemental Indenture;

(i) an executed copy of the global certificate representing the Notes;

(j) the Restated Certificate of Incorporation of the Company, as amended, as certified by the Secretary of State of the State of Delaware (the “Certificate of Incorporation”);

(k) the Amended and Restated By-laws of the Company, as currently in effect, as certified by Jane B. Clark, Corporate Secretary of the Company (the “By-laws”); and

(l) resolutions of the Board of Directors of the Company, adopted July 13, 2010, and resolutions of the Pricing Committee thereof, adopted August 16, 2010, each as certified by Jane B. Clark, Corporate Secretary of the Company.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

The Underwriting Agreement, the Indenture and the Notes are referred to herein collectively as the “Transaction Documents.”

Moody’s Corporation

August 19, 2010

The opinion set forth below is subject to the following further qualifications, assumptions and limitations:

(a) we do not express any opinion as to the effect on the opinion expressed herein of (i) the compliance or noncompliance of any party to any of the Transaction Documents (other than with respect to the Company to the extent necessary to render the opinion set forth herein) with any state, federal or other laws or regulations applicable to it or them or (ii) the legal or regulatory status or the nature of the business of any party;

(b) we have assumed that the execution and delivery by the Company of each of the Transaction Documents and the performance by the Company of its obligations thereunder did not, do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any of its properties is subject (except that we do not make the assumption set forth in this clause (i) with respect to the Certificate of Incorporation, the By-laws or the exhibits to the Registration Statement), (ii) any law, rule, or regulation to which the Company or any of its properties is subject (except that we do not make the assumption set forth in this clause (ii) with respect to the General Corporation Law of the State of Delaware and those laws, rules and regulations of the State of New York and those federal laws, rules and regulations of the United States of America, in each case that, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents, but without our having made any special investigation as to the applicability of any specific law, rule or regulation), (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority;

(c) the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

(d) we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on any of the Transaction Documents or any transactions contemplated thereby; and

(e) to the extent any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions of the Transaction Documents, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law §§ 5-1401, 5-1402 (McKinney 2001) and N.Y. C.P.L.R. 327(b) (McKinney 2001) and is subject to the qualification that such enforceability may be limited by public policy considerations.

We do not express any opinion as to any laws other than Delaware corporate law and those laws, rules and regulations of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined-on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined-on Law

Moody’s Corporation

August 19, 2010

or as to the effect of any such non-Opined-on Law on the opinion set forth herein. Insofar as the opinion expressed herein relates to matters governed by laws other than those set forth in the preceding sentence, we have assumed, without having made any independent investigation, that such laws do not affect the opinion set forth herein. The opinion expressed herein is based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the Notes have been duly authorized and executed by the Company and, when duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Notes will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K, dated the date hereof. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP